EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Solar Power, Inc.
1115 Orlando Avenue
Roseville, CA 95661-5247
USA
We hereby consent to the use in the Prospectus constituting a part of the Registration Statement of our report dated March 30, 2007, relating to the consolidated financial statements of International Assembly Solutions, Limited, a Hong Kong corporation which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO McCabe Lo Limited
Hong Kong, April 28, 2008